$5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes           Book Entry Notes
$40,000,000             [x]                           [x]

Original Issue Date:    Fixed Rate Notes              Certificated Notes
September 16, 1997      [_]                           [_]


Maturity Date:
September 16, 1998

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                          Optional          Optional
                       Redemption         Repayment         Repayment
Redeemable On          Price(s)           Date(s)           Price(s)
-------------          ----------         ---------         ---------

N/A                    N/A                N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Quarterly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%

---------------------------

*        12/16/97, 3/16/98 and 6/16/98.

**       12/16/97, 3/16/98, 6/16/98 and 9/16/98.

*** Three month LIBOR as of September 12 1997, minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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